EXHIBIT 99.1

Charys Holding Company’s Ayin Subsidiary Enters Into $14 Million Revolving Credit Agreement

ATLANTA— (BUSINESS WIRE)—November 17, 2006—Charys Holding Company, Inc. (“Charys”) (OTCBB: CHYS - News) today announced that its subsidiary, Ayin Tower Management Services, Inc. (“Ayin”), which oversees all tower assets and site acquisition companies under the Charys umbrella, has secured financing providing for up to $14,000,000 revolving credit.  Proceeds of the Loan Agreement may be used to refinance its existing indebtedness, for transaction expenses, for working capital and other general corporate purposes.

New Stream Commercial Finance, LLC (“New Stream”) is providing the financing pursuant to a Loan and Security Agreement dated November 8, 2006. Charys will provide a pledge of the stock of Ayin as collateral and New Stream will receive warrants for Charys stock. The facility has a two-year term with interest at LIBOR plus 4.85 percent,

Billy Ray, Jr., Charys’ President and Chief Executive Officer, commenting on this $14 million facility stated, “This financing with New Stream enables us to leverage the value of Ayin and the numerous opportunities that exist in the demand-driven market for wireless cell towers. The recurring revenues, strong cash flow and high growth potential found in these opportunities are an excellent means of enhancing our overall shareholder value. Ayin is valuable in the success of Charys and its individual subsidiaries as well as an integral part of our overall corporate strategy.”

About Charys Holding Company, Inc.

Headquartered in Atlanta, Georgia, Charys Holding Company, Inc. (OTC Bulletin Board: CHYS.OB) is a publicly traded company focusing on the Integrated Infrastructure Services Market. This market segment is fundamentally focused on environmental remediation and on upgrading the underpinning, infrastructure, and back office operations of the telecommunication, cable, electric, and Internet industries serving consumers, businesses and government entities. Charys’ principal strategy is to acquire, through mergers and acquisitions, companies that support this underserved segment. Charys subsidiaries include: Viasys Services, Inc., Personnel Resources of Georgia, Inc., Method IQ, Inc., CCI Telecom, Inc., Aeon Technologies, Inc., Digital Communication Services, Inc., Ayin Holding Company, Inc., Crochet & Borel Services, Inc., Complete Tower Sources, Inc., and Mitchell Site Acq. Inc.

For more information about Charys visit http://www.charys.com.

About Corporate Evolutions, Inc.

Headquartered in New York City, Corporate Evolutions, Inc. is the ultimate concierge service in the financial industry. Corporate Evolutions, Inc. specialize in providing a multi-faceted suite of services custom designed to each of our client’s needs in order to increase market awareness and facilitate corporate growth. Specializing in corporate communications, Corporate Evolutions, Inc. works in close partnership with our clients to achieve maximum presence in the Wall Street community by leveraging our existing relationships with our broad based network of broker-dealers, fund managers, and Investment funds.

For more information visit: http://www.corporateevolutions.com/chys.php and http://www.corporateevolutions.com/

NOTE: The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Some statements in this release, including statements regarding management’s expectations for future financial results and access to capital markets, are forward-looking statements. Investors are cautioned that these forward-looking statements regarding Charys Holding Company, Inc. and its subsidiaries and its and their operations and financial results involve risks and uncertainties, including without limitation risks of accessing capital markets on terms acceptable to Charys, downturns in economic conditions generally and in the telecommunications and data communications markets; risks in product development and market acceptance of and demand for Charys products; risks of failing to attract and retain key managerial and technical personnel; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks related to intellectual property rights and litigation; risks in technology development and commercialization.

Contact:
Charys Holding Company, Inc.
Main Phone: 678-443-2300
Fax: 678-443-2320
irdept@charys.com
or
Corporate Evolutions, Inc.
Investor Relations:
Fred Lande, 516-482-6565
Fax: 516-482-6099
info@corporateevolutions.com

Source: Charys Holding Company